EXHIBIT 99.1

Mawson Infrastructure Group Inc. Appoints William C. Regan as Chief Financial Officer

MIDLAND, Pa., Jan. 17, 2025 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a publicly-traded technology company focused on digital infrastructure platforms for artificial intelligence (AI), high-performance computing (HPC), and digital assets markets, today announced that it has appointed William C. Regan as the Company’s Chief Financial Officer effective January 17, 2025.

Rahul Mewawalla, CEO and President, said, “I am excited to have Bill as our Chief Financial Officer and look forward to his future accomplishments. We have also hired other leaders from companies such as Amazon Web Services and Apple, as we continue to transform the company and provide enterprise-class digital infrastructure platforms and compute solutions. I thank Sandy for his many contributions during his tenure. As a company, we have driven robust year-on-year and monthly revenue growth across our digital colocation business, acquired and signed several enterprise-grade customers, built what has become one of the largest digital colocation businesses amongst our publicly-traded peers, expanded into new market offerings such as AI and high-performance computing, enhanced our strategic, technological and operational capabilities, and were featured in the Financial Times, Reuters, Newsweek, Forbes, Fast Company amongst others for our strategic and innovative approach to digital infrastructure.”

Mr. Regan joined the Company in 2024 as Deputy Chief Financial Officer. Mr. Regan has 40 years of finance and accounting experience, including 25 years at public companies and 10 years at technology companies. Mr. Regan has previously held multiple CFO and senior finance positions, including at Everything Blockchain, Inc., Rentech, Inc., National Golf Properties, Inc., Digital Insight Corporation and DTS Digital Cinema. Mr. Regan holds a Bachelor’s degree in Business Administration - Accounting from California State Polytechnic University, Pomona and is a Certified Public Accountant (inactive). William “Sandy” Harrison has stepped down from his role as Chief Financial Officer to spend more time with his family, and for a period of time Mr. Harrison will continue to serve the Company as a Senior Advisor.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a technology company that offers digital infrastructure platforms for AI, HPC, and digital assets. The Company's digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across digital assets, artificial intelligence (AI), high-performance computing (HPC) and other computing applications. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy. The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines. For more information, please visit: https://www.mawsoninc.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as "expect," "intend," "plan," "anticipate," "believe," and "will," among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2024, Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, August 19, 2024, November 14, 2024, the Report on Form 8-K filed with the SEC on December 4, 2024, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law. For more information, please visit: https://www.mawsoninc.com

Contact:
Anurag Gandhi
IR@mawsoninc.com